UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   August 26, 2005  (August 25, 2005)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 1.01	Entry Into a Material Definitive Agreement.

            On August 25, 2005, Vanguard Health Holding Company II, LLC  (“VHS Holdco II”) and Vanguard Holding Company II, Inc. ( the “Co-Borrower” and, together with VHS Holdco II, the “Borrowers”), each of which is a wholly-owned subsidiary of the registrant, Vanguard Health Systems, Inc. (“Vanguard”), received commitments for replacement term loans pursuant to a First Amendment to Credit Agreement (the “First Amendment”), dated as of August 15, 2005, which Borrowers have executed with the lenders under its Credit Agreement (the “Credit Agreement”), dated as of September 23, 2004, among Vanguard Health Holding Company I, LLC, the Borrowers, the lenders party thereto from time to time,   Banc of AmericaSecurities LLC and Citigroup Global Markets Inc., as joint lead arrangers and book runners, Bank of America, N.A., as administrative agent, Citicorp North America, Inc., as syndication agent andGeneral Electric Capital Corporation, LaSalle Bank, National Association and Wachovia Bank, National Association, as co-documentation agents.

            The First Amendment provides for, among other things, effective September 26, 2005 (the “Repricing Amendment Effective Date”), a reduction in the margin in respect of the interest rate on the term loans borrowed under the Credit Agreement to an amount based upon either, at the option of the Borrowers, (i) the floating eurocurrency LIBOR rate plus a margin of 2.25% per annum or (ii) a floating base rate plus a margin of 1.25% per annum.  These new, reduced term loan interest rate options reflect, effective September 26, 2005, a savings to the Borrowers of 1.00% per annum over the current interest rate margins for term loans under the Credit Agreement.  No changes were made in the First Amendment to the $250.0 million revolving credit facility in the Credit Agreement.

            As of the date of this Report and until September 23, 2005,  the Borrowers have available to them under the Credit Agreement the full amount of a $175.0 million delayed draw term loan facility which may be borrowed  for working capital, capital expenditures and other general purposes.  The Borrowers intend and expect to borrow the full $175.0 million amount of this delayed draw term loan facility on or prior to September 23, 2005 (and prior to the September 26, 2005, Repricing Amendment Effective Date) for such purposes. As a result, on the Repricing Amendment Effective Date the Borrowers expect to refinance and reprice approximately $795.7 million of term loans outstanding under the Credit Agreement with new replacement and repriced term loans under the Credit Agreement (as amended by the First Amendment) in the same amount.

            However, the Borrowers’ ability to refinance and reprice the term loans with new replacement term loans on September 26, 2005, and to borrow, on or before September 23, 2005, $175.0 million in delayed draw term loans are both subject to certain conditions and there can be no assurances from Vanguard that all of such conditions will be satisfied. Such conditions are set forth in the First Amendment and in the Credit Agreement which are included as Exhibits to this Report; and the conditions set forth therein are incorporated herein by reference as if fully set forth herein.

            In the past, Banc of America Securities LLC and Citicorp Global Markets Inc., and certain of the other lenders, or their respective affiliates, have rendered various services to Vanguard or its affiliates, including investment banking and other financial advice and services.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

		Exhibit No.	Description

10.1

First Amendment to Credit Agreement dated as of August 15, 2005, among Vanguard Health Holding Company I, LLC, Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., the lenders party to the Credit Agreement referred to in Exhibit No. 10.2 below and Bank of America, N. A., as administrative agent.

10.2

Credit Agreement, dated as of September 23, 2004, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company I, LLC, the lenders party thereto, Bank of America, N.A. as administrative agent, Citicorp North America, Inc., as syndication agent, the other agents named therein, and Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and book runners. (Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 of Vanguard Health Systems, Inc., Registration No. 333-120436.)

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   August 26, 2005                                 VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Credit Agreement dated as of August 15, 2005, among Vanguard Health Holding Company I, LLC, Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., the lenders party to the Credit Agreement referred to in Exhibit No. 10.2 below and Bank of America, N. A., as administrative agent.

10.2

Credit Agreement, dated as of September 23, 2004, among Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company I, LLC, the lenders party thereto, Bank of America, N.A. as administrative agent, Citicorp North America, Inc., as syndication agent, the other agents named therein, and Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and book runners. (Incorporated by reference to Exhibit 10.1 to the  Registration Statement on Form S-4 of Vanguard Health Systems, Inc., Registration No. 333-120436.)